EXHIBIT 99.1

JoS. A. Bank Clothiers Announces Its 2013 Black Friday Doorbusters Event -- Doors Open at 8:00 p.m. on Thursday

HAMPSTEAD, Md., Nov. 27, 2013 (GLOBE NEWSWIRE) -- JoS. A. Bank Clothiers, Inc. (Nasdaq:JOSB) announces its plan for this year's Black Friday Doorbusters Event. The annual Black Friday Doorbusters Event will be held for five hours on Thanksgiving Day, November 28, 2013 from 8:00 p.m. – 1:00 a.m. (local time) and seven hours on Friday, November 29, 2013 from 6:00 a.m.to 1:00 p.m. (local time) in its 571 company-owned full-line stores nationwide (times may vary slightly for certain stores). In addition, the items will be offered online at www.josbank.com all day Thanksgiving Day beginning at 12:01 a.m. (EST) and ending at 1:00 p.m. (PST) on Black Friday.

The JoS. A. Bank Black Friday Doorbusters Event will feature the following select items all priced to offer incredible savings for this limited time period:

		Regular Price	Sale Price
1.	Traditional Fit Executive Wool Suits	$650	$139
2.	Slim Fit Wool Suits	$650	$139
3.	Signature Silk Sweaters	$99.50	$29.99
4.	Signature Solid Merino Wool Sweaters	$99.50 - $145	$29.99
5.	Joseph Cotton/Cashmere Sweaters	$125	$29.99
6.	Executive Ties	$79.50	3/$60
7.	Signature Pima Cotton Sweaters	$89.50 - $109.50	3/$60
8.	Executive Dress Shirts and Sportshirts	$59.50 - $87.50	3/$60
9.	Merino Wool Topcoats	$450	$99
10.	Executive Wool Peacoats	$495	$99
11.	Fleece Rich Sportcoats	$450	$99
12.	Executive Dress Pants	$185	$49.99

Plus...	Traveler Dress Shirts and Sportshirts		3/$99

Big & Tall Merchandise available at slightly higher prices.

"We are pleased to offer our largest and most varied assortment of tremendous Black Friday values to our customers this year," stated R. Neal Black, President and CEO of JoS. A. Bank Clothiers. "We will be opening our full-line stores to offer this expanded Doorbuster assortment starting on Thanksgiving Day at 8:00 p.m. (local time). We are announcing these Doorbuster deals early to assist our customers in planning their shopping on Thanksgiving Day and Black Friday," continued Mr. Black.

Below are product details for some of the 2013 JoS. A. Bank Doorbuster offerings:

Traditional Fit Executive Wool Suits – 100% lightweight wool that's perfect for year-round wear. Classic styling and attention to detail at a price both entry level graduates and seasoned professionals are sure to appreciate. (regularly $650, door-buster priced at $139)

Slim Fit Wool Suits – Our slimmest suit yet featuring European styling and design. A modern silhouette, the jacket is designed with a narrow lapel, higher 2-button styling and clean lines. The plain front trousers are made with a slimmer leg and shorter rise. (regularly $650, door-buster priced at $139)

Signature Silk Sweaters – Soft, lightweight, luxurious silk that takes dressing to a whole new level of luxury. Available in v-neck, polo or mock styles that look great worn alone or layered under a sportcoat or blazer. (regularly $99.50, door-buster priced at $29.99)

Signature Solid Merino Wool Sweaters – Constructed of soft, lightweight yarns of 100% merino wool. Choose from polo, v-neck, vest or half-zip silhouettes, and an array of seasonal hues. Collect one in every style! (regularly $99.50 - $145, door-buster priced at $29.99)

Joseph Cotton/Cashmere Sweaters – Cotton, with a touch of cashmere, featuring a slimmer fit in a v-neck style. Machine washable for easy care. A basic layering piece with modern, yet refined details for a cool, casual look. (regularly $125, door-buster priced at $29.99)

Executive Ties – 100% silk in 3 ½" width. Available in countless colors and patterns, you'll be sure to find something that suits your style. (regularly $79.50, door-buster priced at 3/$60)

Signature Pima Cotton Sweaters – Uncompromising luster, softness, durability, and pill resistance all in one sweater. Available in v-neck, half-zip and vest silhouettes. This is one piece you can justify owning in more than just one color. (regularly $89.50 - $109.50, door-buster priced at 3/$60)

Executive Dress Shirts – Constructed in soft two-ply Egyptian cotton, and made with extra durable buttons. Available in solids and patterns, with multiple collar choices. Choose your exact sleeve length to achieve that perfectly polished look. Available in both Traditional Fit and Tailored Fit. (regularly $59.50 - $87.50, door-buster priced at 3/$60)

Executive Sportshirts – 100% cotton and wrinkle-resistant. Available in traditional fit with a button-down collar. Choose from a variety of colors and patterns to build your business casual wardrobe. (regularly $59.50 - $87.50, door-buster priced at 3/$60)

Merino Wool Topcoats - 100% merino wool with an ultra-soft texture makes these topcoats a wardrobe necessity. Offered in six colors with single-breasted styling in full or three-quarter length. When the temperatures drop, our topcoats are designed to keep you warm without sacrificing style. (regularly $450, door-buster priced at $99)

Executive Wool Peacoats – Made of a soft, warm wool blend featuring a back center vent and inside cell phone pocket. A time-honored classic that will never go out of style! A staple for your winter wardrobe. (regularly $495, door-buster priced at $99)

Fleece Rich Sportcoats – Made of fine merino wool, featuring 2-button styling and a center vent. Soft to the touch, warm and comfortable, and rich in color. Whether you dress it up, or dress it down, you are sure to look stylish. (regularly $450, door-buster priced at $99)

Executive Dress Pants – 100% natural stretch wool with a smooth finish for all day comfort. At the office or a holiday party, these pants will keep you in comfort all day long. (regularly $185, door-buster priced at $49.99)

Traveler Dress Shirts – All cotton. Virtually wrinkle-free. Look as crisp and neat at the end of the day as you did when you first put it on. With solid and pattern colors available, and multiple collar choices, who can buy just one? (priced at 3/$99)

Traveler Sportshirts – Soft, two-ply cotton with a single-needle construction make them extra durable and wrinkle resistant. Perfectly coordinated patterns to be worn layered under a sportcoat or blazer.  (priced at 3/$99)

JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading designers, manufacturers and retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 629 stores in 44 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com/. The Company is headquartered in Hampstead, Md., and its common stock is listed on the NASDAQ Global Select Market under the symbol "JOSB."

Our statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecasted due to a variety of factors outside of our control that can affect our operating results, liquidity, and financial condition. Such factors include risks associated with the economy, weather, public health and other factors affecting consumer spending (including negative changes to consumer confidence and other recessionary pressures), higher energy and security costs, the successful implementation of our growth strategy (including our ability to finance our expansion plans), the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials (such as wool and cotton), seasonality, merchandise trends and changing consumer preferences, the effectiveness of our marketing programs (including compliance with relevant legal requirements), the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from our global supplier base, legal and regulatory matters and other competitive factors. The identified risk factors and other factors and risks that may affect our business or future financial results are detailed in our filings with the Securities and Exchange Commission, including, but not limited to, those described under "Risk Factors" in our Annual Report on Form 10-K for the year ended February 2, 2013 and our Quarterly Reports on Form 10-Q filed through the date hereof. These cautionary statements qualify all of the forward-looking statements we make herein. We cannot assure you that the results or developments anticipated by us will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for us or affect us, our business or our operations in the way we expect. We caution you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. Interim period sales are not necessarily indicative of sales expected for the full quarter. Furthermore, sales are just one component of earnings and no projection of earnings should be inferred from any discussion of interim period sales or other information in this release. We do not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in our assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

CONTACT: JoS. A. Bank Clothiers, Inc., Hampstead, Md.
David E. Ullman
EVP/CFO
410-239-5715
or Investor Relations Information Request Website (http://phx.corporate-ir.net/phoenix.zhtml?c=113815&p=irol-inforeq), or Investor Relations Voicemail, 410-239-5900
E-commerce Address for JoS. A. Bank Clothiers, Inc.:
www.josbank.com